UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2013

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

(303) 312 - 3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

During the third and fourth quarters of 2008, CoBiz Financial Inc. (the “Company”) completed a private placement of $20,984,017 of Subordinated Unsecured Promissory Notes (the “Notes”) with a maturity date in 2018.  The Notes bear a fixed, annual interest rate of 9.0% and pay interest quarterly. Pursuant to the Note Holders Agreement entered into by the Company and the purchaser of the Notes, the Notes can be prepaid at par without penalty at any time on or after the fifth anniversary of the initial closing on August 18, 2008.

On August 5, 2013, the Company notified the Note holders it will exercise its right to redeem all of its outstanding Notes. On August 19, 2013, the Company will pay Note holders all outstanding principal and accrued interest using cash on hand to fund the redemption.  The Company has no current plans to issue additional debt or equity related to this redemption.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information in Item 1.02 above is hereby incorporated by reference under this Item 2.04.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.
(Registrant)
Date: August 6, 2013
/s/ Lyne Andrich
Lyne Andrich
EVP & CFO